EMPLOYMENT AGREEMENT


         AGREEMENT, effective as of June 13, 2000 and executed on July 3, 2000, between Exigent International, Inc., a Delaware corporation (the "Company"), and the individual set forth on Exhibit A hereto (the "Executive").

         In consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties agree as follows:

     1. Employment. The Executive and the Company hereby agree that, the Company shall employ the Executive and the Executive shall serve the Companyon the terms set forth herein.

     2. Term of Employment.

     (a) Initial Term. The term of this Agreement (the "Employment Period"), and they Executive's employment with the Company hereunder, shall commence on the date set forth on Exhibit A (the "Commencement Date") and, unless earlier terminated in accordance with the terms hereof, shall continue until the first anniversary of the Commencement Date.

     3. Terms of Employment.

     (a) Position and Duties.

     (i) During the Employment Period, (a) the Executive shall serve in the position set forth on Exhibit A, with the traditional duties, responsibilities and authority of such office in companies similar in size to the Company; and(b) the Executive's services shall be performed principally at the location set forth on Exhibit A.

     (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures or fulfill speaking engagements and
(C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Commencement Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Commencement Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company. (b) Compensation.

     (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary, including any applicable car allowance ("Annual Base Salary"), which shall be paid in accordance with the Company's regular periodic payroll cycle, at the annual rate set forth on Exhibit A. During the Employment Period, the Annual Base Salary shall be reviewed at least annually. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

     (ii) Incentive Compensation. For each fiscal year ending during the Employment Period, the Executive shall be entitled to participate in the Company's Annual Executive Incentive Plan (or any successor plan) based on the percentage set forth on Exhibit A ("Incentive Compensation").

     (iii) Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs, if any, applicable generally to other peer Executives of the Company.

     (iv) Welfare Benefit Plans. Except to the extent set forth on Exhibit A, during the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including without limitation, medical, prescription, dental, disability, employee life, group life, split-dollar life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company; provided, however, that the Executive acknowledges that he will not be entitled to receive benefits under any severance plan, program or policy of the Company if the Executive is entitled to and receives those benefits under this Agreement upon termination of his employment hereunder.

     (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies of the Company applicable to other peer executives of the Company.

     (vi) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits, in accordance with the policies of the Company applicable to other peer executives of the Company, plus those benefits set forth on Exhibit A.

     (vii) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to those generally provided to other peer executives of the Company.

     (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the policies of the Company with respect to other peer executives of the Company.

     (c) Other Terms. Any other term or condition relating to Executive's employment to be incorporated into this Agreement shall be as set forth on Exhibit A.

     (d) Prior Employment Agreement. The Executive acknowledges and agrees by entering into this Agreement that effective as of the Commencement Date, the employment agreement between the Executive and Company dated as of June 11, 1997 shall automatically terminate without any further obligations of the Company to the Executive thereunder.

          4. Termination of Employment.

     (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

     (b) Cause. The Company, acting through the reasonable good faith determination of its Compensation Committee, may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean such a determination by the Compensation Committee finding:

     (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting form incapacity due to physical or mental illness), after a written demand for substantial performance has been delivered to the Executive by the Compensation Committee of the Board of Directors which specifically identifies the manner in which the Compensation Committee believes that the Executive has not substantially performed the Executive's duties, or

     (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, the good faith determination of the Compensation Committee shall be conclusive.

     (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason after a Change in Control.

     (i) For purposes of this Agreement, during the period commencing on a Change in Control and ending on the close of business on the first anniversary of a Change in Control, "Good Reason" shall mean:

     A. any  failure by the  Company  to comply  with any of the  provisions  of
Section 3(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

     B. the Company's requiring the Executive to be based at any office or location other than as provided in Section 3(a)(I)(B) hereof;

     C. any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

     D. any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

     E. the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities with Company immediately prior to the time at which a Change in Control occurred, or any other action by the Company or its successor which results in a diminution of such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or its successor promptly after receipt of notice thereof given by the Executive. (ii) Change in Control. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

     A. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (collectively, a "person") of Beneficial Ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of fifty (50%) percent or more of the then outstanding shares of common stock of the Company (collectively, the "Outstanding Common Stock"); provided, however, that the following shall not constitute a Change in
Control:

     (1) Any acquisition of the Outstanding Common Stock directly from the Company;

     (2) Any acquisition by the Underwriter (as such term is defined in Section 2(11) of the Securities Act of 1933, as amended) for the purpose of making a public offering;

     (3) Any acquisition by the Company, whether or not the fifty (50%) threshold set forth above is exceeded in such acquisition; or

     (4) Any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

     B. Approval by the shareholders of the Company of (x) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (y) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation or sale is subsequently abandoned;

     C. A change in a majority of the Company's Board of Directors of the Company during any 24-month period without the approval of a majority of directors in office at the beginning of such period.

     For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

     (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, form asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder. (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     5. Obligations of the Company upon Termination. (a) Good Reason: Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

     (i) the Company shall pay to the Executive in cash the aggregate of the following amounts:

     A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid and (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"), and

     B. the amount set forth on Exhibit A under the heading Severance Payment (the "Severance Payment");

     C. Such payments shall be, in the Company's sole discretion, either in a lump sum within 30 days after the Date of Termination or pursuant to approximately equal monthly installments commencing within 30 days after the Date of Termination.

     (ii) at the end of the fiscal year in which termination occurs, the Company shall pay to the Executive a pro rata portion of Executive's Incentive Compensation, if any, for such year, based on the number of days the Executive is employed in that fiscal year (the "Termination Incentive Compensation");

     (iii) for eighteen months after the Executive's Date of Termination, or such longer period as may be provided by law or the terms of the appropriate plan, program, practice or policy, the Company shall pay the Executive monthly an amount in cash equivalent to the Company's cost to provide benefits to the Executive and/or the Executive's family equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(iv) of this Agreement; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility.

     (iv) the Company shall, at its sole expense as incurred, provide the Executive with out placement services, the scope and provider of which shall be selected by the Executive and approved by the Company, which approval shall not be unreasonably withheld; and

     (v) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company other than a severance plan or policy (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

     (vi) the benefits set forth in Sections (i)(B), (ii), (iii), (iv) and (v) above are in exchange for Employee's execution of a release of all claims as of the termination date, in substantially the form attached to this Agreement as Exhibit "B".

     (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligation to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations, the Death/Disability Payment set forth on Exhibit A, the Termination Incentive Compensation and the timely payment or provision of Other Benefits. Accrued Obligations and the Death/Disability Payment shall be paid to the Executive's estate or beneficiary, as applicable, in accordance with the provisions of Section 5(a)(i)C. hereof. Payment of the Termination Incentive Compensation, shall be made in accordance with the provisions of Section 5(a)(ii) hereof. With respect to the provision of Other Benefits, the term "Other Benefits" as utilized in this Section 5(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and its affiliated companies to the estates and beneficiaries of peer executives under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries.

     (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligation to the Executive, other than for payment of Accrued Obligations, the Death/Disability Payment, the Termination Incentive Compensation and the timely payment or provision of Other Benefits. Accrued Obligations and the Death/Disability Payment and shall be paid to the Executive in accordance with the provisions of Section 5(a)(i)C. hereof. Payment of the Termination Incentive Compensation shall be made in accordance with the provisions of Section 5(a)(ii) hereof. With respect to the provision of Other Benefits, the term "Other Benefits" as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families.

     (d) Cause: Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the payment of Accrued Obligations and the provision of Other Benefits in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

         6. Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor, subject to Section 12(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the fullest extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(a) of the Internal Revenue code of 1986, as amended (the "Code").

         8. Certain  Additional  Payments by the  Company.

     (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $50,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

     (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young, LLP or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firms shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firms shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firms shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

     (c) the Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

     (i) give the Company any information reasonably requested by the Company relating to such claim,

     (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing form time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

     (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

     (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any inputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         9. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Executive acknowledges the critical importance of the confidential information to the Company's business operations and plans. Executive acknowledges that unauthorized disclosure or use of any the confidential information (in particular trade secrets and technical proprietary information) would cause significant and irreparable damage to the Company and would jeopardize the Company's business and financial condition. After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

           10. Successors.

     (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

             11. Non-Competition.

     (a) For all periods beginning on the date hereof and ending one year from the date of termination of his or her employment with the Company and its affiliated companies, Executive shall not directly or indirectly as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licenser, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any connection with, any business in direct competition with the Company which supplies substantially the same services or products as the Company to similar customers in any state or country (other than the United States) where the Company or any of its affiliated companies is then engaged in such sales or services and has a legitimate business interest in justifying this restriction; provided, however, that the Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time five percent of any class of stock or securities of such corporation.

     (b) The Executive agrees that for a period of two years following termination of employment with the Company and its affiliated companies, he or she will not solicit or in any manner encourage employees of the Company and its affiliated companies to leave its employ. The Executive further agrees that during such period he or she will not offer or cause to be offered employment to any person who is employed by the Company and its affiliated companies at any time during the six months prior to the termination of his or her employment with the Company and its affiliated companies.

     (c) The Executive agrees that for a period of two years following termination of employment with the Company and its affiliated companies, he or she will not directly or indirectly induce, or attempt to induce, any of the customers or suppliers of the Company to terminate their relationship with the Company.

     (d) The parties agree that failure to comply with subparagraphs (a), (b) and (c) of this Section 11 cannot be reasonably or adequately compensated in damages in an action at law and breach of these provisions will cause the Company irreparable damage. Therefore, in addition to the other remedies which may be available to it, in law or in equity, the Company shall be entitled to injunctive relief without bond or other security with respect to the breach of this Section 11.

     (e) If, in any judicial proceedings a court shall refuse to enforce any of the other separate covenants set forth in this Section 11, then such unenforceable covenant shall be amended to relate to such lesser period or geographical areas as shall be enforceable or, if deemed appropriate by such court, deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

     (f) The Company and Executive acknowledge and agree that by entering into this Agreement that effective as of the Commencement Date, the non-compete agreement between the Company and Executive dated as of June 11, 1997 shall automatically terminate without any further action by either party.

As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

              12. Miscellaneous.

     (a) This reference to principals of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

         The address set forth on Exhibit A.

         If to the Company:

         Exigent International, Inc.
         1830 Penn Street
         Melbourne, Florida  32901
         Attn:  Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In addition, if any one or more terms of Section 11 of this Agreement shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) Executive reaffirms that Executive's employment relationship with the Company is at-will, terminable at any time and for any reason by either the Company or Executive. While certain paragraphs of this Agreement describe events which could occur at a particular time in the future, nothing in this Agreement may be construed as a guarantee of employment of any length.

     (f) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitations the right of the Executive to terminate employment for Good Reason pursuant to Section 4 (c) (i) - (v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these present to be executed in its name on its behalf, all as of the day and year first above written.


                    /s/ B.R. Smedley
                   --------------------------------------------------
                   Bernard R. Smedley



                   EXIGENT INTERNATIONAL, INC.


                   By: /s/ William R. Usher
                      -----------------------------------------------
                                    William R. Usher
                   Its:     Chairman of the Compensation
                            Committee of the Board of Directors

                                    EXHIBIT A


     1. Name of Executive: Bernard R. Smedley

     2. Position: Chairman of the Board, Chief Executive Officer and President, Exigent International, Inc.

     3. Principal Location of Employment*:1830 Penn Street, Melbourne, FL 32901.

     4. Annual Salary: $300,000

     5. Target Incentive Bonus %: Provided the Company achieves one million (1,000,000) in EBIT during fiscal year 2000 as audited by the Company's outside accounting firm, the Company shall grant Executive one hundred thousand (100,000) incentive stock options vesting immediately with an exercise price at the then current market price for the common stock of the Company expiring five
(5) years from the date of the grant (regardless of Executive's employment status). If the Company achieves two million (2,000,000) in EBIT during fiscal year 2000 as audited by the Company's outside accounting firm, the Company shall grant Executive another one hundred fifty thousand (150,000) incentive stock options vesting immediately with an exercise price at the then current market price for the common stock of the Company expiring five (5) years from the date of the grant (regardless of Executive's employment status). In the event one or more of the foregoing EBIT goals are met, the form of agreement shall be the prevailing incentive stock option agreement form utilized by the Company pursuant to the Omnibus Stock Option Plan. Notwithstanding the foregoing, adjustments shall be made to the EBIT by the Company's outside accounting firm for any extraordinary expenses incurred by the Board of Directors. 6. Death/Disability Payment**: See Below.

     7. Special Fringe Benefits: The Company shall also reimburse the executive for up to ninety (90) percent of expenses associated with membership at the Eau Gallie Yacht Club and one hundred (100) percent of expenses for dues, food and entertainment associated with Company functions. The Company shall pay the premiums on the current Key Man Life Insurance Policy in effect (Policy No. LF-1350-6233) during the term of this Agreement. The Company shall also reimburse the Executive for up to eight thousand seven hundred and fifty (8,750) dollars in medical, dental and related expenses for the Executive and his spouse. Such expenses shall be in lieu of the Executive's participation in the Company's medical and dental welfare plans.

     8. Severance Payment***: See Below.

     9. Address: 295 Highway A1A, Satellite Beach, Florida, 32937

     10. Other Terms and Conditions: Concurrent with the execution of this Agreement by the Executive and the Company, the Company shall grant the Executive fifty thousand (50,000) stock options vesting immediately with an exercise price of the fair market value on the date of the grant expiring five
(5) years from the date of the grant (regardless of Executive's employment status).

     11. It is understood that, if prior to the next annual meeting, the Board of Directors requests the Chairman of the Board relinquish the position to facilitiate the hiring of a new CEO, it will be agreed.


                             /s/ B.R. Smedley
                            --------------------------------------------------
                            Bernard R. Smedley


                            EXIGENT INTERNATIONAL, INC.


                            By:/s/ William R. Usher
                               -----------------------------------------------
                                               William R. Usher
                            Its:     Chairman of the Compensation
                                ----------------------------------------------
                                     Committee of the Board of Directors

     * Shall mean the Executive's current location of employment unless otherwise agreed to by the Executive.

     ** An amount equivalent to the Payment (see *** below)

     *** Severance clause: If asked to step aside as CEO by the BOD prior to the full one-year term, the Company will pay all the benefits, salary, stock options, and any bonus outlined herein as if the full one-year term had been served (a sum defined as "the Payment").

                                    EXHIBIT B
RELEASE OF ALL CLAIMS

         In exchange for concurrent execution of the Employment Agreement of even date and for other good and valuable consideration, receipt of which is hereby acknowledged, I hereby release Exigent International, Inc. and its affiliated companies (collectively referred to herein as "Exigent") and their respective officers, directors, employees, agents, successors and assigns, from any and all claims, rights or demands that I have or may have as a result of or arising from my employment with or separation from Exigent, including but not limited to: any and all claims for breach of contract, express or implied; any form of compensation or benefits; wrongful termination; constructive discharge; discrimination of any type; retaliation; any tort of any nature; and any and all claims arising under any federal or state statute, law or regulation, including but not limited to the Civil Rights Acts of 1866, 1964 (Title VII) and 1991, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the Equal Pay Act, the Worker Adjustment Retraining and Notification Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the federal False Claims Act and the so-called Whistleblower Protection Act, the Florida Whistleblowers Acts of 1986 and 1991, the Florida Civil Rights Act of 1992, and all amendments to such laws and any state or local statute or ordinance or regulation.

         I am signing this Release of All Claims voluntarily; no one is making or forcing me to enter into it. I have read and fully understand this Release of All Claims. I agree that if any provision of this Release of All Claims is declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, that provision will immediately become null and void, leaving the remainder of the Release in full force and effect. I am advised to, and have had an opportunity to, consult with an attorney before signing it. I am also advised that I may take up to twenty-one (21) days to consider this Release of All Claims before signing it and that I may revoke this Release of All Claims within seven (7) days of signing it.

         I understand that this document is a complete release of any and all existing claims, known or unknown, I may have against Exigent.


                                            -----------------------------
                                            Bernard R. Smedley
STATE OF
                                    COUNTY OF

         THE FOREGOING INSTRUMENT was acknowledged before me this ____ day of ____________, 2000, by Bernard R. Smedley, who personally appeared before me [ ], is personally known to me [ ], or has produced _____________________ as identification, and who did take an oath.

Notary Public
My Commission Expires: